                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                        HEALTHCARE SERVICES GROUP, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                        HEALTHCARE SERVICES GROUP, INC.
                               3220 Tillman Drive
                                   Suite 300
                          Bensalem, Pennsylvania 19020


                              --------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  May 21, 2002

                              --------------------

To the Shareholders of
 HEALTHCARE SERVICES GROUP, INC.

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Healthcare Services Group, Inc. (the "Company") will be held at the Radisson Hotel of Bucks County, 2400 Old Lincoln Highway, Trevose, Pennsylvania 19047, on May
21, 2002, at 10:00 A.M., for the following purposes:

      1. To elect eight directors;

      2. To approve and adopt the Company's 2002 Stock Option Plan;

      3. To approve and ratify the selection of Grant Thornton LLP as the independent certified public accountants of the Company for its current fiscal year ending December 31, 2002; and

      4. To consider and act upon such other business as may properly come before the meeting.

   Only shareholders of record at the close of business on April 5, 2002 will be entitled to notice of and to vote at the Annual Meeting.

   Please sign and promptly mail the enclosed proxy, whether or not you expect to attend the Meeting, in order that your shares may be voted for you. A return envelope is provided for your convenience.


                                       By Order of the Board of Directors


                                              DANIEL P. MCCARTNEY
                                           Chairman of the Board and
                                            Chief Executive Officer

Dated: Bensalem, Pennsylvania
       April 11, 2002

                        HEALTHCARE SERVICES GROUP, INC.
                               3220 Tillman Drive
                                   Suite 300
                          Bensalem, Pennsylvania 19020


                              --------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 21, 2002

                              --------------------

   This Proxy Statement is furnished to the Shareholders of Healthcare Services Group, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Radisson Hotel of Bucks County, 2400 Old Lincoln Highway, Trevose, Pennsylvania 19047, on May 21, 2002 at 10:00
A.M. At the Annual Meeting the shareholders will consider the following proposals: (1) to elect eight directors; (2) to approve and adopt the Company's 2002 Stock Option Plan; (3) to approve and ratify the selection of Grant Thornton LLP as the independent certified public accountants of the Company for its current fiscal year ending December 31, 2002; and (4) to consider and act upon such other business as may properly come before the Annual Meeting.

   This Proxy Statement is being mailed to shareholders on or about April 11, 2002.

                           PROXIES; VOTING SECURITIES

   Only holders of Common Stock $.01 par value (the "Common Stock") of record at the close of business on April 5, 2002 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were issued and outstanding approximately 11,164,384 shares of Common Stock. Each share of Common Stock entitles the holder thereof to one vote. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is required to constitute a quorum at the meeting. Holders of Common Stock are not entitled to cumulative voting rights.

   All shares that are represented by properly executed proxies received prior to or at the Annual Meeting, and not revoked, will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated with respect to any shares for which properly executed proxies are received, such proxies will be voted FOR each of the proposals. For purposes of determining the presence of a quorum for transacting business at the Annual Meeting, abstentions and broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power), if applicable, will be treated as shares that are present but which have not been voted.

   A proxy may be revoked by delivery of a written statement to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy executed by the person executing the prior proxy and presented to the Annual Meeting, or by voting in person at the Annual Meeting.

   All expenses in connection with this solicitation will be borne by the Company. It is expected that solicitation will be made primarily by mail, but regular employees or representatives of the Company may also solicit proxies by telephone, telegraph or in person, without additional compensation, except for reimbursement of out-of-pocket expenses.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

   At the Annual Meeting, eight directors of the Company are to be elected, each to hold office for a term of one year. Unless authority is specifically withheld, management proxies will be voted FOR the election of the nominees named below to serve as directors until the next annual meeting of shareholders and until their successors have been chosen and qualify. Should any nominee not be a candidate at the time of the Annual Meeting (a situation which is not now anticipated), proxies will be voted in favor of the remaining nominees and may also be voted for substitute nominees. If a quorum is present, the candidate or candidates receiving the highest number of votes will be elected directors. Brokers that do not receive instructions are entitled to vote for the election of directors.

   The nominees are as follows:


                  Name, Age, Principal Occupations
                 for the past five years and Current                                                                   Director
                Public Directorships or Trusteeships                                                                     Since
                ------------------------------------                                                                   --------
Daniel P. McCartney, 50, Chief Executive Officer and Chairman of the Board since 1977 ..............................    1977

W. Thacher Longstreth, 81, elected to and a member of the Philadelphia City Council since 1983;
  Director of Tasty Baking Company, Delaware Management Company and Keystone Insurance
  Company ..........................................................................................................    1983(1)

Barton D. Weisman, 74, President and Chief Executive Officer of H.B.A. Corporation and H.B.A.
  Management, Inc., Florida based companies which own and/or manage nursing homes, for more
  than five years ..................................................................................................    1983(2)

Joseph F. McCartney, 47, Divisional Vice President of the Company for more than five years;
  brother of Daniel P. McCartney ...................................................................................    1983

Robert L. Frome, Esq., 64, Member of the law firm of Olshan Grundman Frome Rosenzweig &
  Wolosky LLP for more than five years; Director of NuCo2, Inc. and Paradigm Medical
  Industries, Inc. .................................................................................................    1983

Thomas A. Cook, 56, President and Chief Operating Officer of the Company for more than five
  years ............................................................................................................    1987

Robert J. Moss, Esq., 63, President, Moss Associates, a law firm, for more than five years .........................    1992(2)

John M. Briggs, CPA, 51, Partner of the certified public accounting firm of Briggs, Bunting &
  Dougherty, LLP since May 1997; Partner of certified public accounting firm of Tait, Weller &
  Baker from January 1980 to May 1997 ..............................................................................    1993(1)(2)

----------------
(1) Member of Stock Option Committee.
(2) Member of Audit Committee.

   The Directors recommend a vote FOR all nominees.

                       BOARD OF DIRECTORS AND COMMITTEES

   The business of the Company is managed under the direction of the Board of Directors. The Board meets on a regularly scheduled basis during the Company's fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board of Directors met five times during the 2001 fiscal year. During 2001, each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period for which he was director.

   The Board of Directors has established audit and stock option committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held during 2001 are described below:

      AUDIT COMMITTEE. The Audit Committee recommends to the Board of Directors the appointment of the firm selected to be independent certified public accountants for the Company and monitors the performance of such firm; reviews and approves the scope of the annual audit and quarterly reviews and evaluates problem areas having a potential financial impact on the Company which may be brought to its attention by management, the independent public accountants or the Board of Directors; and evaluates all public financial reporting documents of the Company. Messrs. Robert J. Moss, Barton D. Weisman and John M. Briggs currently are members of the Audit Committee. The Audit Committee met five times during 2001. The report of Audit Committee for the fiscal year ended December 31, 2001 is included herein under "Audit Committee Report".

      STOCK OPTION COMMITTEE. The Stock Option Committee (composed of non-employee directors) administers the Company's 1995 Employee Stock Option Plan, as amended (the "1995 Employee Plan") and the 1996 Non-Employee Directors' Plan, as amended and restated as of October 28, 1997, and options which may be granted outside of such Plans. With respect to the 1995 Employee Plan, the Stock Option Committee has the power to determine from time to time the individuals to whom options shall be granted, the number of shares to be covered by each option and the time or times at which options shall be granted. If approved by shareholders, the Stock Option Committee will also administer the 2002 Stock Option Plan. Mr. John M. Briggs and Mr.
   W. Thacher Longstreth comprise the Stock Option Committee. The Stock Option Committee met twice during 2001.

   The Company does not have a nominating, executive or compensation committee. The functions customarily attributable to these committees are performed by the Board of Directors as a whole.

                PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP


   The following table sets forth information as of April 5, 2002, regarding the beneficial ownership of Common Stock by each person known by the Company to own 5% or more of the outstanding shares of Common Stock, each director of the Company, the Company's executive officers as defined in Item 402(a)(3) of Regulation S-K and the directors and executive officers of the Company as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted.


                                                          Amount and
                                                           Nature of     Percent
                                                          Beneficial        of
Name and Beneficial Owner or Group (1)                     Ownership      Class
--------------------------------------                    ----------     -------
Lord, Abbett & Co. ..................................     1,441,866(2)   12.9%
Daniel P. McCartney .................................     1,321,515(3)   11.6%
Pequot Capital Management, Inc. .....................     1,043,100(4)    9.3%
Dimensional Fund Advisors Inc. ......................       812,958(5)    7.3%
Strong Capital Management, Inc ......................       735,205(6)    6.6%
Thomas A. Cook ......................................       331,838(7)    2.9%
Barton D. Weisman ...................................       125,495(8)    1.1%
Brian M. Waters .....................................        81,092(9)    (17)
Joseph F. McCartney .................................        74,500(10)   (17)
Robert L. Frome .....................................        31,945(11)   (17)
John M. Briggs ......................................        33,810(12)   (17)
James L. DiStefano ..................................        30,228(13)   (17)
Robert J. Moss ......................................        27,465(14)   (17)
W. Thacher Longstreth ...............................         6,174(15)   (17)
Directors and Executive Officers as a group (10
  persons) ..........................................     2,064,062(16)  17.2%

----------------
(1) The address of Lord, Abbett & Co. is 90 Hudson Street, Jersey City, NJ 07302. The address of Daniel P. McCartney is 3220 Tillman Drive, Suite 300, Bensalem, PA 19020. The address of Pequot Capital Management, Inc. is 500 Nyala Farm Road, Westport, CT 06880. The address of Dimensional Fund Advisors Inc. (``Dimensional'') is 1299 Ocean Avenue 11th Floor, Santa Monica, CA 90401. The address of Strong Capital Management, Inc. is 100 Heritage Reserve, Menomonee Falls, WI 53051.

(2) According to a Schedule 13G filed by Lord, Abbett & Co., dated January 16, 2002, it has sole voting power and dispositive power with respect to the 1,441,866 shares.

(3) Includes incentive stock options to purchase 63,960 shares and nonqualified stock options to purchase 128,540 shares, all exercisable within sixty days of April 5, 2002. Also includes an aggregate of 52,500 shares that Mr. McCartney holds as a co-trustee for the benefit of his children. Mr. McCartney disclaims beneficial ownership of these shares. Mr. McCartney may be deemed to be a "parent" of and deemed to control the Company, as such terms are defined for purposes of the Securities Act of 1933, as amended (the "Securities Act"), by virtue of his position as founder, director, Chief Executive Officer and principal shareholder of the Company. Daniel P. McCartney is the brother of Joseph F. McCartney.

(4) According to a Schedule 13G filed by Pequot Capital Management, Inc. dated February 14, 2002, it has sole voting power and dispositive power with respect to the 1,043,100 shares.

(5) According to a Schedule 13G filed by Dimensional Fund Advisors Inc., dated January 30, 2002, Dimensional, a registered investment advisor, may be deemed to have beneficial ownership of 812,958 shares of the Company's Common Stock as of December 31, 2001, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(6) According to a Schedule 13G filed by Strong Capital Management, Inc, dated February 13, 2002, it has shared dispositive power with respect to 735,205 shares (of which it has shared voting power with respect to 717,375 shares).

(7) Includes incentive stock options to purchase 74,473 shares and nonqualified stock options to purchase 253,527 shares, all exercisable within sixty days of April 5, 2002.

(8) Includes nonqualified stock options to purchase 45,445 shares, all exercisable within sixty days of April 5, 2002.

(9) Includes incentive stock options to purchase 57,968 shares and nonqualified stock options to purchase 18,032 shares, all exercisable within sixty days of April 5, 2002. Vice President of Operations of the Company for more than five years. 49 years of age.

(10) Includes incentive stock options to purchase 56,392 shares and nonqualified stock options to purchase 13,068 shares, all exercisable within sixty days of April 5, 2002.

(11) Includes nonqualified stock options to purchase 27,445 shares, all exercisable within sixty days of April 5, 2002.

(12) Includes nonqualified stock options to purchase 19,960 shares, all exercisable within sixty days of April 5, 2002.

(13) Includes incentive stock options to purchase 29,750 shares, all exercisable within sixty days of April 5, 2002. Chief Financial Officer and Treasurer of the Company for more than five years. 57 years of age.

(14) Represents nonqualified stock options to purchase 27,465 shares, all exercisable within sixty days of April 5, 2002.

(15) Includes nonqualified stock options to purchase 5,945 shares, all exercisable within sixty days of April 5, 2002.

(16) Includes 822,510 shares underlying options granted to said group of persons. All options are exercisable within sixty days of April 5, 2002.

(17) Less than 1% of the outstanding shares.

Directors' Fees

   The Company paid each director who is not an employee of the Company $500 for each regular meeting of the Board of Directors attended. Mr. Frome bills the Company at his customary rates for time spent on behalf of the Company (whether as a director or in the performance of legal services for the Company) and is reimbursed for expenses incurred in attending directors' meetings. The Company also granted options to non-employee directors to purchase an aggregate of 24,950 shares of Common Stock during the year ended December 31, 2001 pursuant to the 1996 Non-Employee Directors' Plan, as amended and restated as of October 28, 1997.

                            MANAGEMENT COMPENSATION

Summary Compensation Table

   The following table sets forth certain information regarding compensation paid or accrued during each of the Company's last three fiscal years to the Company's Chief Executive Officer and the four highest paid executive officers whose total salary and bonus exceeded $100,000 in 2001 (the "Named Executive Officers").



                                                                                        Long Term Compensation
                                                                                  ----------------------------------
                                                                                          Awards             Payouts
                                                    Annual Compensation           -----------------------    -------
                                              --------------------------------                 Securities
                                                                                 Restricted    Underlying
       Name and Principal           Fiscal                        Other Annual      Stock       Options/      LTIP       All Other
            Position                 Year      Salary    Bonus    Compensation     Awards       SARs (1)     Payouts   Compensation
 --------------------------------   ------    --------   -----    ------------   ----------    ----------    -------   ------------
Daniel P. McCartney                  2001     $501,163     0        $ 80,266          0           50,000        0            0
 Chairman of the                     2000     $489,201     0          22,919          0           25,000        0            0
 Board and Chief                     1999      531,726     0          13,311          0           55,000        0            0
 Executive Officer

Thomas A. Cook,                      2001     $501,163     0        $108,279          0          137,500        0            0
 President, Chief                    2000      489,201     0           1,779          0           25,000        0            0
 Operating Officer                   1999      531,726     0           1,791          0           85,000        0            0
 and Director

Brian M. Waters                      2001     $179,706     0        $ 51,750          0           31,000        0            0
 Vice President --                   2000      164,000     0           8,700          0           10,000        0            0
 Operations                          1999      175,750     0          31,875          0           10,000        0            0

James L. DiStefano                   2001     $146,539     0        $  8,460          0           10,000        0            0
 Chief Financial Officer             2000      136,690     0               0          0            5,000        0            0
 and Treasurer                       1999      124,377     0               0          0            6,250        0            0

Joseph F. McCartney                  2001     $130,084     0        $ 96,225          0           22,000        0            0
 Divisional Vice                     2000      139,737     0           8,700          0            8,000        0            0
 President and Director              1999      108,471     0           8,700          0           20,000        0            0

----------------
(1) Options to acquire shares of Common Stock. The Company has not awarded any SAR's (Stock Appreciation Rights) as it is not currently authorized to do so under the 1995 Employee Plan.

Option Grants During 2001 Fiscal Year

   The following table provides information related to options to purchase Common Stock granted to the Named Executive Officers during fiscal 2001.

                                                                                                                    Potential
                                                                                                                Realizable Value
                                                                                                                   at Assumed
                                                                                                                 Annual Rates of
                                                                                                                   Stock Price
                                                                                                                Appreciation for
                                                                      Individual Grants                          Option Term (1)
-----------------------------------------------------------------------------------------------------------------------------------
                                                              % of Total
                                                               Options
                                                  Options     Granted to      Exercise
                                                  Granted    Employees in      Price
                     Name                         (#) (2)    Fiscal Year     ($/Sh) (2)    Expiration Date       5%          10%
-----------------------------------------------   -------    ------------   -----------    ---------------    --------   ----------
Daniel P. McCartney ...........................     9,828        2.10%      $10.1750 (3)     Dec. 4, 2006     $ 15,971   $   46,437
Daniel P. McCartney ...........................    40,172        8.57%        9.2500 (4)     Dec. 4, 2011      233,801      592,135
Thomas A. Cook ................................    37,500        8.00%        6.7000 (4)     May 10, 2011      157,875      400,500
Thomas A. Cook ................................   100,000       21.34%        9.2500 (4)     Dec. 4, 2011      582,000    1,474,000
Brian M. Waters ...............................    15,000        3.20%        6.7000 (4)     May 10, 2011       63,150      160,200
Brian M. Waters ...............................    16,000        3.41%        9.2500 (4)     Dec. 4, 2011       93,120      235,840
James L. DiStefano ............................    10,000        2.13%        9.2500 (4)     Dec. 4, 2011       58,200      147,400
Joseph F. McCartney ...........................    12,000        2.56%        6.7000 (4)     May 10, 2011       50,520      128,160
Joseph F. McCartney ...........................    10,000        2.13%        9.2500 (4)     Dec. 4, 2011       58,200      147,400

----------------
(1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Common Stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or differences in vesting periods. Regardless of the theoretical value of an option, its ultimate value will depend on the market value of the Common Stock at a future date, and that value will depend on a variety of factors, including the overall condition of the stock market and the Company's results of operations and financial condition. There can be no assurance that the values reflected in this table will be achieved.

(2) The option exercise price may be paid in shares of Common Stock owned by the Named Executive Officer, in cash, or a combination of any of the foregoing, as determined by the Stock Option Committee.

(3) The exercise price was 110% of the fair market value of the Common Stock on the date of grant.

(4) The exercise price was the market value (i.e., closing market price) of the Common Stock on the date of grant.

Aggregated Option Exercises During 2001 Fiscal Year and Fiscal Year End Option Values

   The following table provides information related to the number and value of options held at fiscal year end by each of the Named Executive Officers. (The Company does not have any outstanding stock appreciation rights.) No Named Executive Officer exercised any options during the fiscal year ended December 31, 2001.


                                                                            Number of Securities           Value of Unexercised
                                                                           Underlying Unexercised          In-the-Money Options
                                                                            Options at FY-End (#)            at FY-End ($) (1)
                                 Name                                   ----------------------------    ---------------------------
 --------------------------------------------------------------------   Exercisable    Unexercisable    Exercisable   Unexercisable
Daniel P. McCartney .................................................     142,500          50,000        $377,259        $ 43,410
Thomas A. Cook ......................................................     228,000         100,000         767,885         105,000
Brian M. Waters .....................................................      60,000          16,000         200,570          16,800
Joseph F. McCartney .................................................      60,000          10,000         203,056          10,500
James L. DiStefano ..................................................      19,750          10,000          67,908          10,500

----------------
(1) The closing price of the Common Stock as reported by the Nasdaq National Market System on December 31, 2001 was $10.30. Value is calculated on the basis of the difference between the option exercise price and $10.30 multiplied by the number of shares of Common Stock underlying the option.

                             AUDIT COMMITTEE REPORT

   The members of the Audit Committee from January 1, 2001 to December 31, 2001 were Messrs. John M. Briggs, Robert J. Moss and Barton D. Weisman. The Audit Committee met five times during the fiscal year. The Audit Committee is responsible for considering management's recommendation of independent certified public accountants for each fiscal year, recommending the appointment or discharge of independent accountants to the board of directors and confirming the independence of the accountants. It is also responsible for: reviewing and approving the scope of the planned audit, the results of the audit and the accountants' compensation for performing such audit; reviewing the Company's audited financial statements; and reviewing and approving the Company's internal accounting controls and discussing such controls with the independent accountants.

   The Audit Committee adopted a written charter during fiscal 2000, a copy of which was attached to the Company's 2001 proxy statement as Exhibit A.

   The Company's independent auditors are responsible for auditing the financial statements. The activities of the Committee are in no way designed to supersede or alter those traditional responsibilities. The Committee's role does not provide any special assurances with regard to the Company's financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

   In connection with the audit of Healthcare Services Group, Inc.'s financial statements for the year ended December 31, 2001, the Audit Committee met with representatives from Grant Thornton LLP, the Company's independent auditors. The Audit Committee reviewed and discussed with Grant Thornton LLP the Company's financial management and financial structure, as well as the matters relating to the audit required to be discussed by Statements on Auditing Standards 61 and 90.

   The Audit Committee and Grant Thornton LLP also discussed Grant Thornton LLP's independence. On January 2, 2002, the Audit Committee received from Grant Thornton LLP the written disclosures and the letter regarding Grant Thornton LLP's independence required by Independence Standards Board of Standard No. 1.

   In addition, the Audit Committee reviewed and discussed with management the Company's audited financial statements for the fiscal year ended December 31, 2001.

   Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the Company's financial statements audited by Grant Thornton LLP be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.




                                                          John M. Briggs
                                                          Robert J. Moss
                                                          Barton D. Weisman

                            STOCK PERFORMANCE GRAPH

   The following graph compares the total cumulative return (assuming dividends are reinvested) on the Common Stock during the five fiscal years ended
December 31, 2001 with the cumulative total return on the S&P 500 Index and the S&P Healthcare Industry -- Miscellaneous Services Group Index.

                           TOTAL SHAREHOLDER RETURNS

Company/Index                    Dec96     Dec97       Dec98       Dec99       Dec00       Dec01
-------------------------------------------------------------------------------------------------
HEALTHCARE SERVICES GROUP         100      126.25      136.88      105.00       95.63      154.50
S&P 500 INDEX                     100      133.36      171.48      207.56      188.66      166.24
HEALTH CARE (SPEC SVC)-500        100      125.66      226.40       68.98      142.10      123.50

Report of the Board of Directors on Executive Compensation

   The compensation of the Chief Executive Officer of the Company is determined by the Board of Directors. The Board's determinations regarding such compensation are based on a number of factors including, in order of importance:

   o Consideration of the operating and financial performance of the Company, primarily its income before income taxes during the preceding fiscal year, as compared with prior operating periods;

   o Attainment of a level of compensation designed to retain a superior executive in a highly competitive environment; and

   o Consideration of the individual's overall contribution to the Company.

   Compensation for Company executive officers (referred to in the summary compensation table) other than the Chief Executive Officer is determined based upon the recommendation of the Chief Executive Officer, taking into account the same factors considered by the Board in determining the Chief Executive Officer's compensation as described above. Except as set forth below, the Company has not established a policy with regard to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), since the Company has not and does not currently anticipate paying compensation in excess of $1 million per annum to any employee. Under the 1995 Employee Plan no recipient of options may be granted options to purchase more than 125,000 shares of Common Stock. Therefore, compensation received as a result of options granted under the 1995 Employee Plan qualify as "performance-based" for purposes of
Section 162(m) of the Code.

   In addition, under the 2002 Stock Option Plan, no recipient of options may be granted options to purchase more than 50,000 shares of Common Stock in any calendar year. Therefore, compensation received as a result of options granted under the 2002 Stock Option Plan, if approved by shareholders, qualify as "performance-based" for purposes of Section 162(m) of the Code.

   The Company applies a consistent approach to compensation for all employees, including senior management. This approach is based on the belief that the achievements of the Company result from the coordinated efforts of all employees working toward common objectives.

   Mr. Daniel P. McCartney and Mr. Thomas A. Cook each received annual base salaries of $227,000 for the year ending December 31, 2001 and an additional 3% of the income from operations before income taxes of the Company attributable to the fiscal year immediately preceding the year for which his annual salary is calculated. Their compensation will be similarly determined with respect to the calendar year ending December 31, 2002.

                          The Board of Directors

                          Daniel P. McCartney (Chairman)
                          W. Thacher Longstreth
                          Barton D. Weisman
                          Joseph F. McCartney
                          Robert L. Frome
                          Thomas A. Cook
                          Robert J. Moss
                          John M. Briggs

   Messrs. Daniel P. McCartney, Thomas A. Cook and Joseph F. McCartney did not serve as directors, executive officers or members of the Compensation Committee of any other entity during the fiscal year ended December 31, 2001 and currently do not serve in such capacities.

Interlocks and Insider Participation and Other Matters

   Mr. Barton D. Weisman, a director of the Company, has an ownership interest in ten nursing homes that have entered into service agreements with the Company. During the year ended December 31, 2001, these agreements resulted in gross revenues of approximately $3,440,000 to the Company. Management believes that the terms of each of the transactions with the nursing homes described herein are comparable to those available to unaffiliated third parties.

   Mr. Robert L. Frome, a director of the Company, is a member of the law firm of Olshan Grundman Frome Rosenzweig & Wolosky, LLP, which law firm has been retained by the Company during the last fiscal year. Fees received from the Company by such firm during the last fiscal year did not exceed 5% of such firm's or the Company's revenues.

                                 PROPOSAL NO. 2
                TO APPROVE AND ADOPT THE 2002 STOCK OPTION PLAN

   On March 28, 2002, the Board of Directors of the Company adopted the 2002 Stock Option Plan (the "2002 Plan"), which is set forth in Annex A to this Proxy Statement. The 2002 Plan will not become effective unless it is approved by the shareholders at the Annual Meeting.

   The 2002 Plan is intended to assist the Company and any subsidiary of the Company, within the meaning of Section 424(f) of the Code, in securing and retaining employees, directors, officers, consultants and advisors (the "Optionees") by allowing them to participate in the ownership and growth of the Company through the grant of incentive and nonqualified stock options. The granting of such options serves as partial consideration for and gives the Optionees an additional inducement to remain in the service of the Company and its subsidiaries and provides them with an increased incentive to work towards the Company's success. Shares of Common Stock may be issued under the 2002 Plan upon the exercise of incentive stock options, as defined in Section 422 of the Code, and nonqualified stock options.

   The Board of Directors believes it is in the Company's and its shareholders' best interests to approve the 2002 Plan because it would (i) allow the Company to grant options which facilitates the benefits of the additional incentive inherent in the ownership of Common Stock by the Optionees and helps the Company retain the services of these Optionees and (ii) enable compensation received under the 2002 Plan to qualify as "performance-based" for purposes of
Section 162(m) of the Code with respect to those options for which qualification for such exception is intended.

Administration

   The 2002 Plan will be administered by a Stock Option Committee (the "2002 Option Committee"), consisting of not less than two members of the Board of Directors appointed by the Board of Directors who are "Non-Employee Directors" (as such term is defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended) and "Outside Directors" (as such term is defined in Section 162(m) of the Code). The 2002 Option Committee will select the employees, directors, officers, consultants and advisors who will be granted options to purchase shares of Common Stock under the 2002 Plan and, subject to the provisions of the 2002 Plan, will determine the terms and conditions and number of shares of Common Stock subject to each such option. The 2002 Option Committee will also make any other determinations necessary or advisable for the administration of the 2002 Plan. The determinations by the 2002 Option Committee will be final and conclusive. In the event that for any reason the 2002 Option Committee is unable to act or if the 2002 Option Committee at the time of any grant, award or other acquisition under the 2002 Plan does not consist of two or more Non-Employee Directors, or if there shall be no such committee, then the plan shall be administered by the Board of Directors, provided that options granted to the Company's chief executive officer or to any of the Company's other four most highly compensated officers that are intended to qualify as performance based compensation under Section 162(m) of the Code may only be granted by such 2002 Option Committee. Options granted under the 2002 Plan shall vest and become exercisable at such times as shall be determined by the 2002 Option Committee. The 2002 Plan will terminate on March 28, 2012, but may be terminated by the Board of Directors at any time before that date.

Shares Subject to the 2002 Plan

   The shares of Common Stock to be issued by the Company under the 2002 Plan will be either currently authorized but unissued shares of Common Stock, treasury stock or previously issued shares held by any subsidiary of the Company. An aggregate of 500,000 shares of Common Stock have been reserved for issuance under the 2002 Plan. The number of shares of Common Stock available under the 2002 Plan will be subject to adjustment to prevent dilution in the event of a stock split, combination of shares, stock dividend or certain other events. Shares of Common Stock subject to unexercised options that expire or are terminated prior to the end of the period during which options may be granted will be restored to the aggregate number of shares of Common Stock available for issuance under the 2002 Plan. The maximum number of shares of Common Stock that may be subject to options granted under the 2002 Plan to any individual in any calendar year shall not exceed 50,000.

Options

   Upon the grant of an option to purchase shares of Common Stock, the 2002 Option Committee will fix the number of shares of the Company's Common Stock that the optionee may purchase upon exercise of such option and the price at which the shares may be purchased. The option price for incentive options shall not be less than 100% of the "fair market value" of the shares of Common Stock at the time such option is granted; provided, however, that with respect to an incentive stock option in the case of an Optionee, who, at the time such option is granted, owns more than 10% of the voting stock of the Company or any of its subsidiaries ("10% Stockholder"), then the purchase price per share shall be at least 110% of the fair market value. "Fair market value" is deemed to be the closing price of shares of Common Stock on such date, on the NASDAQ Stock Market ("NASDAQ"), or if the shares of Common Stock are not listed on NASDAQ, in the principal market in which such shares of Common Stock are traded. The aggregate fair market value of shares of Common Stock (determined at the time the incentive stock option is granted) subject to incentive stock options granted to an Optionee under all stock option plans of the Company, and of the Company's subsidiaries (if any), that become exercisable for the first time by such Optionee during any calendar year may not exceed $100,000. The option price for nonqualified options shall not be less than 100% of the fair market value of the shares of Common Stock at such time such option is granted. Payment of the exercise price for shares of Common Stock subject to options may be made with cash, check or such other instrument as may be acceptable to the Company. Full payment for shares of Common Stock exercised must be made at the time of exercise.

   The 2002 Option Committee, in its sole discretion, shall fix the term of each option, provided that the maximum term of an option shall be ten years. Incentive options granted to a 10% Stockholder shall expire not more than five years after the date of grant. The 2002 Plan provides for the earlier expiration of options in the event of certain terminations of employment of the holder.

   If for any reason other than death or permanent and total disability, an optionee ceases to be employed by the Company or any of its subsidiaries (such event being called a "Termination"), options held at the date of Termination (to the extent then exercisable) may be exercised in whole or in part at any time within the lesser of ninety days after the date of such Termination or the balance of such option's term if the Optionee's employment or service with the Company or any subsidiary is terminated by the Company or such subsidiary without cause. If an optionee dies or becomes permanently and totally disabled while employed by the Company or a subsidiary, options then held (to the extent then exercisable) may be exercised, in whole or in part, by the optionee's personal representative or by the person to whom the option is transferred by devise or the laws of descent and distribution, at any time within twelve months after the death or ninety days after the permanent and total disability of the optionee or any longer period specified in the Option Agreement.

Federal Income Tax Consequences

   Incentive Stock Options. Incentive stock options granted under the 2002 Plan are intended to be "incentive stock options" as defined by Section 422 of the Code. Under present law, the grantee of an incentive stock option will not realize taxable income upon the grant or the exercise of the incentive stock option and the Company will not receive an income tax deduction at either such time. If the grantee does not sell the shares acquired upon exercise of an incentive stock option within either (i) two years after the grant of the incentive stock option or (ii) one year after the date of exercise of the incentive stock option, the gain upon a subsequent sale of the shares will be taxed as long-term capital gain. If the grantee, within either of the above periods, disposes of the shares acquired upon exercise of the incentive stock option, the grantee will recognize as ordinary income an amount equal to the lesser of (i) the gain realized by the grantee upon such disposition or (ii) the difference between the exercise price and the fair market value of the shares on the date of exercise.

   Non-Qualified Stock Options. Upon exercise of a non-qualified stock option granted under the 2002 Plan, the grantee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares received over the exercise price of such shares. The Company will be allowed a federal income tax deduction for the amount recognized as ordinary income by the grantee upon the grantee's exercise of the option.

   Summary of Tax Consequences. The foregoing outline is no more than a summary of the federal income tax provisions relating to the grant and exercise of options under the 2002 Plan and the sale of shares acquired under the 2002 Plan.

   The Board of Directors believes it is in the Company's best interests to approve the 2002 Plan which would allow the Company to continue to grant options under the 2002 Plan to secure for the Company the benefits of the additional incentive inherent in the ownership of shares of the Company's Common Stock by directors, consultants and advisors and to help the Company secure and retain the services of directors, consultants and advisors and to enable compensation under the 2002 Plan to qualify as "performance-based" for purposes of Section 162(m) of the Code.

   Section 162(m) of the Code provides that a publicly traded company may not deduct for federal income tax purposes compensation paid to the chief executive officer or any of the four most highly compensated other officers ("Covered Employees") to the extent such compensation exceeds $1,000,000 in any one tax year, unless the payments, among other things, are made based upon the attainment of objective performance goals established by a committee of the Board of Directors, comprised solely of two or more "outside directors" within the meaning of the tax laws, and based upon business criteria and other material terms approved by stockholders of such publicly traded company. The 2002 Plan is designed so that options may be granted to Covered Employees in a manner considered performance-based and hence fully deductible. If such stockholder approval is not obtained as may be necessary in order to satisfy the requirements of Section 162(m) of the Code, it is possible that options granted under the 2002 Plan to Covered Employees may not be fully deductible for federal tax purposes.

Vote Required

   Approval of Proposal 2 to adopt the 2002 Plan requires the affirmative vote of a majority of the votes cast by all shareholders voting on the proposal and entitled to vote thereon. An abstention or withholding of authority to vote or broker non-vote will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the requisite shareholder vote. The Board of Directors recommends that the stockholders vote FOR Proposal 2.

                                 PROPOSAL NO. 3
                         INDEPENDENT PUBLIC ACCOUNTANTS

   The accounting firm of Grant Thornton LLP was selected by the Audit Committee of the Board of Directors as the independent public accountants of the Company for the fiscal year ending December 31, 2002. Said firm has no other relationship to the Company. The Board of Directors recommends the ratification of the selection of the firm of Grant Thornton LLP to serve as the independent public accountants of the Company for the year ending December 31, 2002. A representative of Grant Thornton LLP, which has served as the Company's independent public accountants since December 1992, will be present at the forthcoming shareholders' meeting with the opportunity to make a statement if he so desires and such representative will be available to respond to appropriate questions. The approval of the proposal to ratify the appointment of Grant Thornton LLP requires the affirmative vote of a majority of the votes cast by all shareholders represented and entitled to vote thereon. An abstention, withholding of authority to vote or broker non-vote, therefore, will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the required shareholder vote. However, brokers that do not receive instructions on this proposal are entitled to vote for the selection of the independent public accountants.

   Fees billed to Company by Grant Thornton LLP during Fiscal 2001-

   Audit Fees:

   Audit fees billed to the Company by Grant Thornton LLP during the Company's 2001 fiscal year for audit of the Company's annual financial statements and reviews of those financial statements included in the Company's quarterly reports on Form 10-Q totaled approximately $281,000.

   Financial Information Systems Design and Implementation Fees: $0

   The Company did not engage Grant Thornton LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2001.

   All Other Fees:

   Fees billed to the Company by Grant Thornton LLP during the Company's 2001 fiscal year for all other services rendered to the Company, including tax related services totaled approximately $50,000.

   The Audit Committee of the Board of Directors considered whether Grant Thornton LLP's provision of the services covered above under "All Other Fees" is compatible with maintaining Grant Thornton LLP's independence.

                                 OTHER MATTERS

   So far as is now known, there is no business other than that described above to be presented for action by the shareholders at the meeting, but it is intended that the proxies will be exercised upon any other matters and proposals that may legally come before the meeting, or any adjournment thereof, in accordance with the discretion of the persons named therein.

                       DEADLINE FOR SHAREHOLDER PROPOSALS

   To the extent permitted by law, any shareholder proposal intended for presentation at next year's annual shareholders' meeting must be received in proper form at the Company's principal office no later than December 11, 2002.

   In accordance with Rule 14a-4(c)(1) of the Securities Exchange Act of 1934, as amended, if the Company is not notified of a shareholder proposal by February 25, 2003, such proposal will not be included in the proxy statement for the next year's annual shareholders' meeting and the Company will be permitted to use its discretionary authority in respect thereof.

                                 ANNUAL REPORT

   The 2001 Annual Report to Shareholders, including financial statements, is being mailed herewith. If you do not receive your copy please advise the Company and another will be sent to you.

                                   By Order of the Board of Directors,

                                         DANIEL P. MCCARTNEY

                                             Chairman and

                                        Chief Executive Officer

Dated: Bensalem, Pennsylvania

    April 11, 2002

   A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the Securities and Exchange Commission, may be obtained without charge by any shareholder of record on the record date upon written request addressed to: Secretary, Healthcare Services Group, Inc., 3220 Tillman Drive, Suite 300, Bensalem, PA 19020.

                                    Annex A
                        HEALTHCARE SERVICES GROUP, INC.
                             2002 STOCK OPTION PLAN

1. Purpose of the Plan.

   This 2002 Stock Option Plan (the "Plan") is intended as an incentive, to retain in the employ of and as directors, consultants and advisors to HEALTHCARE SERVICES GROUP, INC., a Pennsylvania corporation (the "Company") and any Subsidiary of the Company, within the meaning of Section 424(f) of the United States Internal Revenue Code of 1986, as amended (the "Code"), persons of training, experience and ability, to attract new employees, directors, consultants and advisors whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries.

   It is further intended that certain options granted pursuant to the Plan shall constitute incentive stock options within the meaning of Section 422 of the Code (the "Incentive Options") while certain other options granted pursuant to the Plan shall be nonqualified stock options (the "Nonqualified Options"). Incentive Options and Nonqualified Options are hereinafter referred to collectively as "Options."

   The Company intends that the Plan meet the requirements of Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and that transactions of the type specified in subparagraphs
(c) to (f) inclusive of Rule 16b-3 by officers and directors of the Company pursuant to the Plan will be exempt from the operation of Section 16(b) of the Exchange Act. Further, the Plan is intended to satisfy the performance-based compensation exception to the limitation on the Company's tax deductions imposed by Section 162(m) of the Code with respect to those Options for which qualification for such exception is intended. In all cases, the terms, provisions, conditions and limitations of the Plan shall be construed and interpreted consistent with the Company's intent as stated in this Section 1.

2. Administration of the Plan.

   The Board of Directors of the Company (the "Board") shall appoint and maintain as administrator of the Plan a Committee (the "Committee") consisting of two or more directors who are "Non-Employee Directors" (as such term is defined in Rule 16b-3) and "Outside Directors" (as such term is defined in
Section 162(m) of the Code), who shall serve at the pleasure of the Board. The Committee, subject to Sections 3 and 5 hereof, shall have full power and authority to designate recipients of Options, to determine the terms and conditions of respective Option agreements (which need not be identical) and to interpret the provisions and supervise the administration of the Plan. The Committee shall have the authority, without limitation, to designate which Options granted under the Plan shall be Incentive Options and which shall be Nonqualified Options. To the extent any Option does not qualify as an Incentive Option, it shall constitute a separate Nonqualified Option.

   Subject to the provisions of the Plan, the Committee shall interpret the Plan and all Options granted under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defects or supply any omission or reconcile any inconsistency in the Plan or in any Options granted under the Plan in the manner and to the extent that the Committee deems desirable to carry into effect the Plan or any Options. The act or determination of a majority of the Committee shall be the act or determination of the Committee and any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority at a meeting duly held. Subject to the provisions of the Plan, any action taken or determination made by the Committee pursuant to this and the other Sections of the Plan shall be conclusive on all parties.

   In the event that for any reason the Committee is unable to act or if the Committee at the time of any grant, award or other acquisition under the Plan of Options or Stock as hereinafter defined does not consist of two or more Non-Employee Directors, or if there shall be no such Committee, then the Plan shall be administered by the Board, and references herein to the Committee (except in the proviso to this sentence) shall be deemed to be references to the Board, and any such grant, award or other acquisition may be approved or ratified in any other manner contemplated by subparagraph (d) of Rule 16b-3; provided, however, that options granted to the Company's Chief Executive Officer or to any of the Company's other four most highly compensated officers that are intended to qualify as performance-based compensation under Section 162(m) of the Code may only be granted by the Committee.

3. Designation of Optionees.

   The persons eligible for participation in the Plan as recipients of Options (the "Optionees") shall include employees, officers and directors of, and consultants and advisors to, the Company or any Subsidiary; provided that Incentive Options may only be granted to employees of the Company and the Subsidiaries. In selecting Optionees, and in determining the number of shares to be covered by each Option granted to Optionees, the Committee may consider the office or position held by the Optionee or the Optionee's relationship to the Company, the Optionee's degree of responsibility for and contribution to the growth and success of the Company or any Subsidiary, the Optionee's length of service, age, promotions, potential and any other factors that the Committee may consider relevant. An Optionee who has been granted an Option hereunder may be granted an additional Option or Options, if the Committee shall so determine.

4. Stock Reserved for the Plan.

   Subject to adjustment as provided in Section 7 hereof, a total of 500,000 shares of the Company's Common Stock, $0.01 par value per share (the "Stock"), shall be subject to the Plan. The maximum number of shares of Stock that may be subject to options granted under the Plan to any individual in any calendar year shall not exceed 50,000, and the method of counting such shares shall conform to any requirements applicable to performance-based compensation under
Section 162(m) of the Code. The shares of Stock subject to the Plan shall consist of unissued or treasury shares or previously issued shares held by any Subsidiary of the Company, and such amount of shares of Stock shall be and is hereby reserved for such purpose. Any of such shares of Stock that may remain unsold and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purposes of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan. Should any Option expire or be canceled prior to its exercise in full or should the number of shares of Stock to be delivered upon the exercise in full of an Option be reduced for any reason, the shares of Stock theretofore subject to such Option may be subject to future Options under the Plan, except where such reissuance is inconsistent with the provisions of Section 162(m) of the Code.

5. Terms and Conditions of Options.

   Options granted under the Plan shall be subject to the following conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

   (a) Option Price. The purchase price of each share of Stock purchasable under an Incentive Option shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value (as defined below) of such share of Stock on the date the Option is granted; provided, however, that with respect to an Optionee who, at the time such Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, the purchase price per share of Stock shall be at least 110% of the Fair Market Value per share of Stock on the date of grant. The purchase price of each share of Stock purchasable under a Nonqualified Option shall not be less than 100% of the Fair Market Value of such share of Stock on the date the Option is granted. The exercise price for each Option shall be subject to adjustment as provided in Section 7 below. "Fair Market Value" means the closing price of publicly traded shares of Stock on the principal securities exchange on which shares of Stock are listed (if the shares of Stock are so listed), or on the NASDAQ Stock Market (if the shares of Stock are regularly quoted on the NASDAQ Stock Market), or, if not so listed or regularly quoted, the mean between the closing bid and asked prices of publicly traded shares of Stock in the over-the-counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Committee in a manner consistent with the provisions of the Code. Anything in this Section 5(a) to the contrary notwithstanding, in no event shall the purchase price of a share of Stock be less than the minimum price permitted under the rules and policies of any national securities exchange on which the shares of Stock are listed.

   (b) Option Term. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than ten years after the date such Option is granted and in the case of an Incentive Option granted to an Optionee who, at the time such Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, no such Incentive Option shall be exercisable more than five years after the date such Incentive Option is granted.

   (c) Exercisability. Subject to Section 5(j) hereof, Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant.

   Upon the occurrence of a "Change in Control" (as hereinafter defined), the Committee may accelerate the vesting and exercisability of outstanding Options, in whole or in part, as determined by the Committee in its sole discretion.

   For purposes of the Plan, a Change in Control shall be deemed to have occurred if:

      (i) a tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the shareholders of the Company (as of the time immediately prior to the commencement of such offer), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

      (ii) the Company shall be merged or consolidated with another corporation, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the shareholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

      (iii) the Company shall sell substantially all of its assets to another corporation that is not wholly owned by the Company, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by the shareholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries and their affiliates; or

      (iv) a Person (as defined below) shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the shareholders of the Company (as of the time immediately prior to the first acquisition of such securities by such Person), any employee benefit plan of the Company or its Subsidiaries, and their affiliates.

   For purposes of this Section 5(c), ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(I)(i) (as in effect on the date hereof) under the Exchange Act. In addition, for such purposes, "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (A) the Company or any of its Subsidiaries; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportion as their ownership of stock of the Company.

   (d) Method of Exercise. Options (to the extent then exercisable) may be exercised in whole or in part at any time during the option period, by giving written notice to the Company specifying the number of shares of Stock to be purchased, accompanied by payment in full of the purchase price, in cash. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may be made at the election of the Optionee in the form of Stock owned by the Optionee for more than six months (based on the Fair Market Value of the Stock on the trading day before the Option is exercised) which is not the subject of any pledge or security interest. An Optionee shall have the right to dividends and other rights of a stockholder with respect to shares of Stock purchased upon exercise of an Option at such time as the Optionee has given written notice of exercise and has paid in full for such shares and has satisfied such conditions that may be imposed by the Company with respect to the withholding of taxes.

   (e) Non-transferability of Options. Options are not transferable and may be exercised solely by the Optionee during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution. The Committee, in its sole discretion, may permit a transfer of a Nonqualified Option to (i) a trust for the benefit of the Optionee or (ii) a member of the Optionee's immediate family (or a trust for his or her benefit). Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, any Option contrary to the provisions hereof shall be void and ineffective and shall give no right to the purported transferee.

   (f) Termination by Death. Unless otherwise determined by the Committee at grant, if any Optionee's employment with or service to the Company or any Subsidiary terminates by reason of death, the Option may thereafter be exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period of one year after the date of such death or until the expiration of the stated term of such Option as provided under the Plan, whichever period is shorter.

   (g) Termination by Reason of Disability. Unless otherwise determined by the Committee at grant, if any Optionee's employment with or service to the Company or any Subsidiary terminates by reason of total and permanent disability, any Option held by such Optionee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after 90 days after the date of such termination of employment or service or the expiration of the stated term of such Option, whichever period is shorter; provided, however, that, if the Optionee dies within such 90-day period, any unexercised Option held by such Optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year after the date of such death or for the stated term of such Option, whichever period is shorter.

   (h) Termination by Reason of Retirement. Unless otherwise determined by the Committee at grant, if any Optionee's employment with or service to the Company or any Subsidiary terminates by reason of Normal or Early Retirement (as such terms are defined below), any Option held by such Optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after 90 days after the date of such termination of employment or service or the expiration of the stated term of such Option, whichever period is shorter; provided, however, that, if the Optionee dies within such 90-day period, any unexercised Option held by such Optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one year after the date of such death or for the stated term of such Option, whichever period is shorter.

   For purposes of this paragraph (h) "Normal Retirement" shall mean retirement from active employment with the Company or any Subsidiary on or after the normal retirement date specified in the applicable Company or Subsidiary pension plan or if no such pension plan, age 65, and "Early Retirement" shall mean retirement from active employment with the Company or any Subsidiary pursuant to the early retirement provisions of the applicable Company or Subsidiary pension plan or if no such pension plan, age 55.

   (i) Other Termination. Unless otherwise determined by the Committee at grant, if any Optionee's employment with or service to the Company or any Subsidiary terminates for any reason other than death, Disability or Normal or Early Retirement, the Option shall thereupon terminate, except that the portion of any Option that was exercisable on the date of such termination of employment or service may be exercised for the lesser of 90 days after the date of termination or the balance of such Option's term if the Optionee's employment or service with the Company or any Subsidiary is terminated by the Company or such Subsidiary without cause (the determination as to whether termination was for cause to be made by the Committee). The transfer of an Optionee from the employ of or service to the Company to the employ of or service to a Subsidiary, or vice versa, or from one Subsidiary to another, shall not be deemed to constitute a termination of employment or service for purposes of the Plan.

   (j) Limit on Value of Incentive Option. The aggregate Fair Market Value, determined as of the date the Incentive Option is granted, of Stock for which Incentive Options are exercisable for the first time by any Optionee during any calendar year under the Plan (and/or any other stock option plans of the Company or any Subsidiary) shall not exceed $100,000.

   (k) Incentive Option Shares. A grant of an Incentive Option under this Plan shall provide that (a) the Optionee shall be required as a condition of the exercise to furnish to the Company any payroll (employment) tax required to be withheld, and (b)if the Optionee makes a disposition, within the meaning of
Section 424(c) of the Code and regulations promulgated thereunder, of any share or shares of Stock issued to him upon exercise of an Incentive Option granted under the Plan within the two-year period commencing on the day after the date of the grant of such Incentive Option or within a one-year period commencing on the day after the date of transfer of the share or shares to him pursuant to the exercise of such Incentive Option, he shall, within 10 days after such disposition, notify the Company thereof and immediately deliver to the Company any amount of United States federal, state and local income tax withholding required by law.

6. Term of Plan.

   No Option shall be granted pursuant to the Plan on or after March 28, 2012, but Options theretofore granted may extend beyond that date.

7. Capital Change of the Company.

   In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Stock, the Committee shall have the discretion to make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the Plan and in the number and option price of shares subject to outstanding Options granted under the Plan, to the end that (a) the aggregate intrinsic value of the award is not increased, and (b) the ratio of the exercise price per share to market value is not reduced. The Committee shall, to the extent feasible, make such other adjustments as may be required under the tax laws so that any Incentive Options previously granted shall not be deemed modified within the meaning of Section 424(h) of the Code.

8. Purchase for Investment.

   Unless the Options and shares covered by the Plan have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the Company has determined that such registration is unnecessary, each person exercising an Option under the Plan may be required by the Company to give a representation in writing that he is acquiring the shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

9. Taxes.

   The Company may make such provisions as it may deem appropriate, consistent with applicable law, in connection with any Options granted under the Plan with respect to the withholding of any taxes (including income or employment taxes) or any other tax matters.

10. Effective Date of Plan.

   The Plan shall be effective on March 28, 2002, provided however that the Plan shall subsequently be approved by majority vote of the Company's stockholders not later than March 28, 2003.

11. Amendment and Termination.

   The Board may amend, suspend, or terminate the Plan, except that no amendment shall be made that would impair the rights of any Optionee under any Option theretofore granted without the Optionee's consent, and except that no amendment shall be made which, without the approval of the stockholders of the Company would:

   (a) materially increase the number of shares that may be issued under the Plan, except as is provided in Section 7;

   (b) materially increase the benefits accruing to the Optionees under the Plan;

   (c) materially modify the requirements as to eligibility for participation in the Plan;

   (d) decrease the exercise price of an Incentive Option to less than 100% of the Fair Market Value per share of Stock on the date of grant thereof or the exercise price of a Nonqualified Option to less than 100% of the Fair Market Value per share of Stock on the date of grant thereof; or

   (e) extend the term of any Option beyond that provided for in Section 5(b).

   The Committee may amend the terms of any Option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Optionee without the Optionee's consent.

12. Government Regulations.

   The Plan, and the grant and exercise of Options hereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies, national securities exchanges and interdealer quotation systems as may be required.

13. General Provisions.

   (a) Certificates. All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, or other securities commission having jurisdiction, any applicable Federal or state securities law, any stock exchange or interdealer quotation system upon which the Stock is then listed or traded and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

   (b) Employment Matters. The adoption of the Plan shall not confer upon any Optionee of the Company or any Subsidiary any right to continued employment or, in the case of an Optionee who is a director, continued service as a director, with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees, the service of any of its directors or the retention of any of its consultants or advisors at any time.

   (c) Limitation of Liability. No member of the Board or the Committee, or any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

   (d) Registration of Stock. Notwithstanding any other provision in the Plan, no Option may be exercised unless and until the Stock to be issued upon the exercise thereof has been registered under the Securities Act and applicable state securities laws, or are, in the opinion of counsel to the Company, exempt from such registration in the United States. The Company shall not be under any obligation to register under applicable federal or state securities laws any Stock to be issued upon the exercise of an Option granted hereunder in order to permit the exercise of an Option and the issuance and sale of the Stock subject to such Option, although the Company may in its sole discretion register such Stock at such time as the Company shall determine. If the Company chooses to comply with such an exemption from registration, the Stock issued under the Plan may, at the direction of the Committee, bear an appropriate restrictive legend restricting the transfer or pledge of the Stock represented thereby, and the Committee may also give appropriate stop transfer instructions with respect to such Stock to the Company's transfer agent.

                                  HEALTHCARE SERVICES GROUP, INC.
                                  March 28, 2002

                        HEALTHCARE SERVICES GROUP, INC.
                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Annual Meeting of Shareholders to be held at The Radisson Hotel of Bucks County,
   2400 Old Lincoln Highway, Trevose, PA 19047 on May 21, 2002 at 10:00 A.M.

     The undersigned, revoking all previous proxies, hereby appoints Daniel P. McCartney and Thomas A. Cook or either of them, attorneys and proxies with full power of substitution and with all the powers the undersigned would possess if personally present, to vote all shares of HEALTHCARE SERVICES GROUP, INC. owned by the undersigned at the Annual Meeting of Shareholders of said corporation to be held at the place set forth above, and at any adjournment thereof, in the transaction of such business as may properly come before the meeting or any adjournment thereof, all as more fully described in the Proxy Statement, and particularly to vote as designated on the reverse side.

     THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THIS PROXY, IF NO DIRECTION IS MADE THEY WILL BE VOTED FOR THE ELECTION OF THE NOMINATED DIRECTORS, FOR APPROVAL OF THE 2002 STOCKOPTION PLAN, AND FOR RATIFICATION OF THE INDEPENDENT PUBLIC ACCOUNTANTS, ALL AS RECOMMENDED IN THE PROXY STATEMENT, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES OR PROXY ON ANY OTHER BUSINESS TRANSACTED AT THE ANNUAL MEETING.

                          (continued on reverse side)

      Please date, sign and mail your proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                            HEALTHCARE SERVICES, INC.

                                  May 21, 2002

                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

A |X|  Please mark your
  ---  votes as in this
       example.

                   FOR       WITHHELD      Nominees: Daniel P. McCartney
1. TO ELECT        |_|         |_|                   W. Thacher Longstreth
   EIGHT                                             Barton D. Weisman
   DIRECTORS;                                        Joseph F. McCartney
                                                     Robert L. Frome
                                                     Thomas A. Cook
                                                     Robert J. Moss
                                                     John M. Briggs

FOR all nominees listed on the right (except as marked to the contrary below)


                                (Instruction: To withhold authority to vote for any individual nominee, print that nominee's
_______________________________ name on this space provided at left.)


                                                                                FOR          AGAINST         ABSTAIN

2.   TO APPROVE AND ADOPT THE COMPANY'S 2002 STOCK OPTION PLAN.                 |_|            |_|             |_|

3.   TO APPROVE AND RATIFY THE SELECTION OF GRANT THORNTON LLP AS THE           |_|            |_|             |_|
     INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR ITS CURRENT FISCAL
     YEAR ENDING DECEMBER 31, 2002.

4. In their discretion, upon such other matters as may properly come before the Meeting.

PLEASE DATE, SIGN AND RETURN PROMPTLY.


Signature ________________________________________  Dated ________________, 2002

Signature, if held joinlty _______________________  Dated ________________, 2002

Note: (Please sign exactly as your name appears on this proxy card. When signing as an executor, administrator, guardian, trustee or attorney, please give your title as such. If a corporation, please sign the full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. If the shares are held in joint name, all joint owners should sign.)